AMENDMENT
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment effective as of January 1, 2010, amends the Master Intergroup Sub-Advisory Contracts for Mutual Funds (the “Contracts”), dated May 1, 2008,between Invesco Aim Advisors, Inc., (the “Adviser”), on behalf of each registered investment company set forth on Exhibit A to this Amendment (each individually referred to as “Trust”, or collectively, “Trusts”), and their series portfolios (the “Funds”), and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Global Asset Management (N.A.), Inc., Invesco Hong Kong Limited, Invesco Institutional (N.A.), Inc. and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
     WHEREAS, at the close of business on December 31, 2009, Invesco Aim Advisors, Inc. and Invesco Global Asset Management (N.A.), Inc. merged into Invesco Institutional (N.A.), Inc., and subsequently Invesco Institutional (N.A.), Inc. was renamed Invesco Advisers, Inc.;
     WHEREAS, Invesco Advisers, Inc., as successor to Invesco Aim Advisors, Inc. by merger, assumes all of Invesco Aim Advisors, Inc.’s rights, duties and obligations under its Contracts with each of            Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc.;
     WHEREAS, because Invesco Global Asset Management (N.A), Inc. has merged into Invesco Advisers, Inc., the Contracts between Invesco Advisers, Inc.(as successor to Invesco Aim Advisors, Inc. by merger) and Invesco Global Asset Management (N.A.), Inc., in its capacity as a Sub-Adviser, need to be terminated and the parties desire to terminate the same;
     WHEREAS, because Invesco Institutional (N.A.), Inc. has changed its name to Invesco Advisers, Inc. and has become the adviser to the Funds, there is no longer a need for a sub-advisory contract with Invesco Institutional (N.A.), Inc. and the parties desire to terminate the same;
     NOW, THEREFORE, the parties agree as follows:
1. It is acknowledged and agreed that, as of January 1, 2010, Invesco Advisers, Inc. (as successor to Invesco Aim Advisors, Inc. by merger) shall assume all of Invesco Aim Advisors, Inc.’s rights, duties and obligations as its own and shall be bound by the terms of such Contracts with each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd.,

Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc..
2. The Contracts between Invesco Advisers, Inc. (as successor to Invesco Aim Advisors, Inc. by merger) and Invesco Global Asset Management (N.A.), Inc., in its capacity as a Sub-Adviser, are terminated as of January 1, 2010.
3. The Contracts between Invesco Advisers, Inc. (as successor to Invesco Aim Advisors, Inc. by merger) and Invesco Institutional (N.A.), Inc., in its capacity as a Sub-Adviser, are terminated as of January 1, 2010;
All other terms and provisions of the Contracts not amended shall remain in full force and effect.

Dated: January 1, 2010
     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC., as successor by merger to Invesco Aim Advisors, Inc. Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric Adelson
Name:	Eric Adelson
Title:	Senior Vice President, Legal and Secretary

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	Senior Vice President, Finance

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Karl Georg Bayer
Name:	Karl Georg Bayer
Title:	Managing Director

By:	/s/ Jens Langewand
Name:	Jens Langewand
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
Name:	Michelle Moran
Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Mark Tesberg
Name:	Mark Tesberg
Title:	Head of Product & Management

By:	/s/ Ian Coltman
Name:	Ian Coltman
Title:	Head of Legal

INVESCO ADVISERS, INC., as successor by merger to INVESCO GLOBAL ASSET MANAGEMENT (N.A.), INC. Sub-Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO ADVISERS, INC., formerly INVESCO INSTITUTIONAL (N.A.), INC. Sub-Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong
Name:	Anna Tong
Title:	Director

By:	/s/ Gracie Liu
Name:	Gracie Liu
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey Kuper
Name:	Jeffrey Kuper
Title:	Secretary & General Counsel

EXHIBIT A
TO
AMENDMENT TO MASTER INTERGROUP SUB-ADVISORY CONTRACT

Trust	Amendment Number
AIM Counselor Series Trust	2
AIM Equity Funds	2
AIM Funds Group	1
AIM Growth Series	2
AIM Investment Funds	2
AIM International Mutual Funds	1
AIM Investment Securities Funds	1
AIM Sector Funds	1
AIM Tax-Exempt Funds	1
AIM Treasurer’s Series Trust	1
AIM Variable Insurance Funds	2
Short-Term Investments Trust	1